UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 23, 2018

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2018, TransEnterix, Inc. (the “Company”) and its domestic subsidiaries, as co-borrowers (together with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities from time to time party to the Loan Agreement (collectively, the “Lender”) and Hercules Capital, Inc., as administrative agent and collateral agent (the “Agent”). Under the Loan Agreement, the Lender has agreed to make certain term loans to the Borrowers in the aggregate principal amount of up to $40,000,000, with funding of the first $20,000,000 tranche occurring on May 23, 2018 (the “Initial Funding Date”). The Borrowers will be eligible to draw on the second tranche of $10,000,000 upon achievement of certain Senhance™ Surgical Robotic System (“Senhance”) revenue-related milestones for its 2018 fiscal year, and a third tranche of $10,000,000 upon achievement of designated trailing six month GAAP net revenue from Senhance sales. The Borrowers are entitled to make interest-only payments until December 1, 2020, and at the end the interest-only period, the Borrowers will be required to repay the term loans over an eighteen-month period based on an eighteen-month amortization schedule, with a final maturity date of June 1, 2022. The term loans will be required to be repaid if the term loans are accelerated following an event of default.

The term loans bear interest at a rate equal to the greater of (i) 9.55% per annum (the “Fixed Rate”) and (ii) the Fixed Rate plus the prime rate (as reported in The Wall Street Journal) minus 5.00%. Following the draw of the third tranche, the Fixed Rate will be reduced to 9.20% effective on the first interest payment date to occur during the first fiscal quarter following the draw of the third tranche. On the Initial Funding Date, the Borrowers are obligated to pay a facility fee $400,000. In addition, the Borrowers are permitted to prepay the term loans in full at any time, with a prepayment fee of 3.0% of the outstanding principal amount of loan in the first year after the Initial Funding Date, 2.0% if the prepayment occurs in the second year after the Initial Funding Date and 1.0% thereafter. Upon prepayment of the term loans in full or repayment of the terms loans at the maturity date or upon acceleration, the Borrowers are required to pay a final fee of 6.95% of the aggregate principal amount of term loans funded.

The Borrowers’ obligations under the Loan Agreement are to be guaranteed by all current and future material foreign subsidiaries of the Company and are secured by a security interest in all of the assets of the Borrowers and their current and future domestic subsidiaries and all of the assets of their current and future material foreign subsidiaries, including a security interest in the intellectual property. The Loan Agreement contains customary representations and covenants that, subject to exceptions, restrict the Company’s and its subsidiaries’ ability to do the following, among things: declare dividends or redeem or repurchase equity interests; incur additional indebtedness and liens; make loans and investments; engage in mergers, acquisitions, and asset sales; transact with affiliates; undergo a change in control; add or change business locations; and engage in businesses that are not related to its existing business. Under the terms of the Loan Agreement, the Borrowers are required to maintain cash and/or investment property in accounts pledged to the Agent in an amount equal to at least 80% of the aggregate cash of the Company and its consolidated subsidiaries.

The Agent is granted the option to invest up to $2,000,000 in any future equity offering broadly marketed by the Company to investors on the same terms as the offering to other investors.

The foregoing is a summary of the Loan Agreement and is qualified in its entirety by reference to the complete text of the Loan Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 1.02	Termination of a Material Definitive Agreement.

The Company entered into a payoff letter dated as of May 23, 2018, with Innovatus Life Sciences Lending Fund I, LP (“Innovatus”) pursuant to which the Company terminated that certain Loan and Security Agreement, dated May 10, 2017, by and among the Company and its domestic subsidiaries, and Innovatus (the “Innovatus Loan Agreement”). The Company repaid all amounts owed under the Innovatus Loan Agreement of approximately $15.4 million.

The foregoing description of the Innovatus Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Innovatus Loan Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2017, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 3.03	Material Modification to the Rights of Security Holders.

The Loan Agreement imposes restrictions on the Company’s ability to declare dividends.

Item 8.01	Other Events.

The Company issued a press release on May 23, 2018, announcing its entry into the Loan Agreement. The full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated May 10, 2017, by and among TransEnterix, Inc., TransEnterix Surgical, Inc., TransEnterix International, Inc. and SafeStitch LLC, as Borrower, and Innovatus Life Sciences Lending Fund I, LP, as Lender and Collateral Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 10, 2017).

99.1	Press Release of TransEnterix, Inc. dated May 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: May 23, 2018	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer